UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

CLEAR-LITE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52877	20-8257363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

102 NE 2nd Street, PMB 400 Boca Raton, Florida 33432-3908
(Address of principal executive offices)

(561) 544-6966
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 3.02 below is herein incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On June 17, 2010, Clear-Lite Holdings, Inc., a Nevada corporation (the “Company”), entered into a subscription agreement (the “Agreement”), by and between the Company and one (1) accredited investor (the “Investor”).

Pursuant to the Agreement, the Company issued the investor 1,500,000 shares of common stock, par value $0.001, at a purchase price of $0.10 per share, for an aggregate purchase price of one hundred and fifty thousand dollars ($150,000) (the “Purchase Price”). Additionally, the Company issued a 5-year warrant to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $0.10 (collectively, the “Offering”).

The Offering was an unregistered sale of securities conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The above description of the Agreement does not purport to be complete and is qualified in its entity by reference to such Agreement, which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant*
10.1	Form of Subscription Agreement*

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR-LITE HOLDINGS, INC.

Date: June 22, 2010	By:	/s/ Thomas J. Irvine
Thomas J. Irvine
Chief Executive Officer